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                                                                    EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

            Pursuant to 18 U.S.C. Section 1350, as created by Section 906 oF the Sarbanes-Oxley Act of 2002, the undersigned officer of Leap Wireless International, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

            (a) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

            (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      Dated: May 17, 2004                    /s/ Harvey P. White
                                             -------------------------
                                             Harvey P. White
                                             Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Leap Wireless International, Inc. and will be retained by Leap Wireless International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.